Exhibit 10.1

NAVTEQ CORPORATION

AMENDED & RESTATED 2001 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.     Notice of Award.

                                                         [Grantee’s Name]

NAVTEQ Corporation (the “Company”) is pleased to advise you that, pursuant to the Company’s Amended & Restated 2001 Stock Incentive Plan (the “Plan”), the Board has granted to you (“you” or “Grantee”) an award of NUMBER OF RSU’S GRANTED restricted stock units (subject to adjustment below, the “Restricted Units”), effective as of GRANT DATE (the “Date of Grant”), subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (the “Agreement”).  Any capitalized terms used herein and not defined herein have the meanings set forth in the Plan.

2.     Nature of Restricted Units.  Subject to Sections 3, 6 and 7, each Restricted Unit represents the right to receive from the Company one share of Common Stock as and on the dates as further described herein.

3.               Vesting of Restricted Units.

a.               Generally.  Except as provided in Sections 3(c) and 3(d), the Restricted Units will vest one hundred percent (100%) on the day of the Company’s next regularly-scheduled annual meeting of stockholders for the election of directors in the ordinary course or, if such meeting is not held by the end of the second quarter of 2008, then on June 30, 2008 (“Vesting Date”).  Shares from vested Restricted Units will be distributed to you in accordance with Section 6.  If you do not maintain your Continuous Status until the Vesting Date, the Restricted Units will be forfeited immediately upon the termination of your Continuous Status.

b.              Forfeiture Upon Cessation of Service.  If, at any time, you cease to be a Director of the Company but you continue to provide bona fide services in a different capacity following such cessation, including without limitation as a Consultant or independent contractor, then a termination of your Continuous Status shall not be deemed to have occurred upon such change in relationship.  Likewise, your Continuous Status shall not be considered interrupted in the case of any leave of absence approved by the Company or due to a transfer between the Company, its Affiliates or any successor.

c.               Misconduct.  Notwithstanding anything herein to the contrary, if you commit an act of Misconduct, any Restricted Units which have not prior to the date of such Misconduct become nonforfeitable, or which have become nonforfeitable but have not yet been distributed, will immediately and automatically, without any action on the part of the Company, be forfeited and shall immediately revert to the Plan.

d.              Change in Control.  Upon the occurrence of a Change in Control (as defined in the Plan), the Administrator may take such actions as it, in its sole discretion, deems appropriate, including, without limitation, the acceleration of vesting of Restricted Units or the substitution of equivalent awards of the surviving or successor entity or a parent thereof.

4.     Book Accounts.  An unfunded bookkeeping account (the “Account”) shall be established for each Grantee when such person is awarded Restricted Units pursuant to the Plan and this Agreement.  Accounts shall be maintained by the Administrator.  Restricted Units shall be credited to the Account as of the Date of Grant and debited from the Account to reflect adjustments described in Section 11 of the Plan, forfeitures and distributions of Shares in respect of Restricted Units.  Dividends or other distributions paid with respect to the Shares underlying the Restricted Units shall be credited to the Account in the form of additional Restricted Units (subject to the same terms and conditions as the Restricted Units giving rise to the crediting of such dividends or distributions) based on the Fair Market Value at that time.

5.     Rights as Stockholder.  You shall not have voting or any other rights as a stockholder of the Company with respect to the Restricted Units.

6.     Delivery of Shares.

a.     You will receive a distribution of Shares in respect of vested Restricted Units credited to your Account at a time (or times) consistent with the requirements Treas. Reg. § 1.409A -3(j)(4)(xi) (relating to payment of state, local, foreign and FICA taxes) or any successor provision, provided that the number of Shares so distributed will be limited to an amount sufficient (as determined with reference to the Fair Market Value of the Shares at the time of distribution) to discharge the tax liabilities described in that regulation.

b.     You will receive a distribution of Shares in respect of the remaining vested Restricted Units credited to your Account in a single lump sum upon the earlier to occur of (i) the fifth anniversary of the Date of Grant, or (ii) your “Separation from Service,” as that term is defined in Treas. Reg. § 1.409A-1(h) or any successor provision.

c.     Notwithstanding any other provision of this Agreement, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid an additional tax under Section 409A of the Code to Shares distributable hereunder upon your Separation from Service, such distribution of Shares will be deferred (without interest) and paid to you within the 30 day period beginning six months following such separation.

d.     Notwithstanding any other provision of this Agreement, the Company may elect to accelerate the delivery of Shares in respect of the vested Restricted Units credited to your Account at any time consistent with the requirements of Treas. Reg. § 1.409A -3(j)(4)(ix) (relating to plan terminations and liquidations).

e.     Shares that are distributable hereunder will be issued in your name either by means of book-entry registration or by issuance of a stock certificate.

7.     Cash Settlements.  Notwithstanding anything herein to the contrary, whenever Shares would otherwise be distributable in respect of Restricted Units, the Administrator, in its sole discretion, may settle all or any portion of those Restricted Units in cash equal to the Fair Market Value of the Shares that would otherwise have been distributable.

8.     Deferral Election.  The Administrator, at such times and in such manner as may be determined by the Administrator in its sole discretion, may allow you to further defer delivery of the Shares that would otherwise be issuable hereunder (provided that such further deferral is consistent with the requirements of Treas. Reg. § 1.409A-2(b) or any successor provision).

9.     Withholding of Taxes.  You agree to promptly pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, taxes of any kind required to be withheld in connection with this Award.  The obligations of the Company hereunder are conditioned on such payment or arrangements.  The Company shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to you, an amount equal to taxes of any kind required to be withheld in connection with this Award.  The Company shall also have the right to withhold Shares otherwise deliverable hereunder to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with this Award (based on the Fair Market Value of such Shares on the date of such withholding).

10.   Conformity with Plan.  The Restricted Units are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan (which is incorporated herein by reference).  Inconsistencies between this Agreement and the Plan shall be resolved by the Administrator in its discretion.  By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

11.   NO GUARANTEE OF EMPLOYMENT.  GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF RESTRICTED UNITS PURSUANT TO THE VESTING PROVISIONS SET FORTH HEREIN IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE, CONSULTANT OR DIRECTOR, IN EACH CASE AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED RESTRICTED UNITS OR RECEIVING SHARES HEREUNDER).  GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING PROVISIONS SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

12.   Amendment or Substitution of Restricted Units.  The terms of the Restricted Units may be amended from time to time by the Administrator in its discretion in any manner that it deems appropriate; provided that, except as otherwise provided in Section 11 of the Plan or as required to ensure compliance with Applicable Laws, no such amendment shall adversely affect in a material manner any of your rights under the award without your written consent.

13.   Unfunded Status of Plan.  The Plan is an unfunded arrangement.  Any amounts payable in cash under the Plan and this Agreement will be paid from the general assets of the Company.  Any person entitled to a payment under the Plan or this Agreement will have the rights of a general creditor of the Company and will not have a claim to any particular asset of the Company.

14.   Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

15.   Lock-Up Period. Grantee hereby agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company’s equity securities (or such longer or shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) (the “Market Standoff Period”), except as part of such underwritten registration if otherwise permitted.  In addition, Grantee agrees to execute any further letters, agreements and/or other documents requested by the Company or its underwriters which are consistent with the terms of this Section 15.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

16.   Restrictions/Legal Compliance.  Shares will not be distributed hereunder at any time that such issuance would constitute a violation of any Applicable Law.  The Company may also condition the distribution of Shares upon the execution and delivery of any further documents or instruments by the Grantee deemed necessary or desirable by the Administrator to facilitate compliance with any Applicable Law, including any representations and warranties.  The Company shall not be required to transfer on its books any Shares that have been sold or otherwise transferred in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any other laws or the provisions of this Agreement.  Grantee represents that Grantee will be acquiring Shares for Grantee’s own account and not on behalf of others.  Grantee understands and acknowledges that federal, state and foreign securities laws govern and restrict Grantee’s right to offer, sell or otherwise dispose of Shares awarded unless such offer, sale or other disposition thereof is registered under the Securities Act and state or foreign securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder.  Grantee agrees that Grantee will not offer, sell or otherwise dispose of any Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any state or other federal law, or (iii) violate any agreement between Grantee and the Company, including this Agreement.

17.   Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

18.   Entire Agreement; Governing Law.  The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof.  This Agreement is governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

19.   Notices.  Any notice, demand or request required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement shall be in writing and shall be deemed given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail).  Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received.  If directed to the Grantee, any such notice, demand or request shall be sent to the address indicated at the end of this Agreement, or to such other address as the Grantee may hereafter specify in writing.  If directed to the Company, any such notice, demand or request shall be sent to the Company’s principal executive office, c/o the Company’s Secretary, or to such other address or person as the Company may hereafter specify in writing.

20.   Acknowledgements.  By accepting this Award:

a.     the Grantee acknowledges and understands that this Award will not confer on any person any legal or equitable right (other than those rights constituting the Award itself) against the Company and/or any Affiliate, directly or indirectly.

b.     the Grantee acknowledges and understands that his or her rights under the Plan are offered to the Grantee strictly as an employee or director of the Company or an Affiliate and that the Plan is not an offer of securities made to the general public.

c.     the Grantee agrees that no compensation or benefit arising or accruing under the Plan will be reflected in any severance or indemnity payments that the Company or any Affiliate may make or be required to make to the Grantee in the future.  The Grantee further acknowledges that this grant is for future services to the Company and/or its Affiliates and is not under any circumstances to be considered compensation for past services.

d.     the Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s tax liabilities in connection with this Agreement.  The Grantee has had the opportunity to review with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement.  The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Grantee understands that the Grantee (and not the Company) shall be responsible for his or her tax liabilities arising in connection with the transactions contemplated by this Agreement.

e.     the Grantee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph.  The Grantee is not obliged to consent to such collection, use processing and transfer of personal data.  However, failure to provide the consent may affect the Grantee’s ability to participate in the Plan.  The Company holds certain personal information about the Grantee, including but not limited to: the Grantee’s name, home address and telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport / visa information, age, language skills, drivers license information, date of birth, birth certificate, social security number or other employee identification number, nationality, C.V. (or resume), wage history, employment references, job title, employment or severance contract, current wage and benefit information, personal bank account number, tax related information, plan or benefit enrollment forms and elections, option or benefit statements, stock holdings or directorships in the Company, details of all options or any other entitlements to stock awarded, canceled, purchased, vested, unvested or outstanding in the Grantee’s favor, for the purpose of managing and administering the Plan (“Data”).  The Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States.  The Grantee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Grantee’s behalf to a broker or other third party with whom the Grantee may elect to deposit any shares of stock acquired pursuant to the Plan.  The Grantee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect the Grantee’s ability to participate in the Plan.

21.   Miscellaneous.

a.     The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The rights and obligations of the Grantee under this Agreement may not be pledged or assigned.

b.     Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

c.     This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

To acknowledge their agreement to the foregoing, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee has executed this Agreement, in each case as of the Date of Grant.

NAVTEQ CORPORATION:

By

Name

By your signature, you hereby accept this Award of Restricted Units and agree that the Restricted Units are awarded under and governed by the terms and conditions of the Plan and this Agreement.  In addition, your signature below evidences your acknowledgment that you have reviewed the Plan and this Agreement in their entirety, you have had an opportunity to obtain the advice of counsel prior to executing this Agreement and you fully understand all provisions of the Plan and this Agreement. You agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and/or this Agreement. You also acknowledge and understand that the Administrator has the authority to act in certain circumstances without your consent, including, but not limited to, the authority to adjust the terms and conditions of this Agreement in the event of certain corporate transactions and other events described in Section 11 of the Plan, and such actions could negatively impact your rights under this Agreement.  Additionally, you agree to notify the Company upon any change in the residence address indicated below.

GRANTEE:

Signature

Print Name

Residence Address